UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

American Commerce Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	33-98682	05-0460102
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1400 Chamber Drive, Bartow, Florida	33830
(address of principal executive offices)	(zip code)

(863) 533-0326

(registrant’s telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Election of Directors

On April 25, 2016, the Company appointed William Stamps and Harry Willner to the board of directors.  There are no arrangements between the Company and Mr. Stamps or Mr. Willner pursuant to which they were selected as a director, nor have they been named to any committees of the board of directors.

Mr. Stamps and Mr. Willner are the CEO and General Manager, respectively, of Fleetway Leasing and Sales Company.  On April 13, 2016, Fleetway Leasing granted the Company a $1.6 million credit line, as reported in the Form 8-K filed April 21, 2016.  On April 27, 2016, Fleetway Leasing granted the Company an additional $5 million credit line, as reported in the Form 8-K filed May 2, 2016.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Press release dated April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Commerce Solutions, Inc.

Dated: May 5, 2016	/s/ Daniel L. Hefner
Daniel L. Hefner
President